Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS SECOND QUARTER 2009 RESULTS
Second quarter earnings per share were $0.62.
Net sales, as adjusted, up 3% on 4% BCS volume growth. Reported net sales down 4%.
Year-to-date, company generated $371 million of cash from operations and repaid $280 million of debt.
Company raises guidance for 2009 earnings per share excluding certain items to $1.88 to $1.96.
Reported 2009 EPS now expected to be $2.03 to $2.11.
Full-year debt repayment projected to be at least $475 million, up $75 million.
Plano, TX, August 13, 2009 — Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported second quarter 2009 earnings of $0.62 per share. The company reported earnings of $0.42 per share in the prior year period, or $0.60 per share excluding certain items. Year-to-date the company reported earnings of $1.14 per share compared to $0.80 per share in the prior year period. Excluding net gains related to the Hansen contract termination settlement and the sale of certain distribution rights in the current year and restructuring, transaction and separation-related costs in the prior year, the company reported year-to-date earnings of $0.99 per share compared to $1.01 per share in the prior year period.
For the second quarter, reported net sales were down 4%. Excluding the loss of Hansen product distribution and on a currency neutral basis, net sales increased 3% reflecting solid pricing actions and 3% sales volume growth offset by negative mix from higher carbonated soft drink (CSD) concentrate and value juice sales. Segment operating profit, as adjusted, increased 16% reflecting lower commodity and fuel costs, operating benefits from higher volumes and a strong cost control focus. Reported income from operations was $297 million.
DPS President and CEO Larry Young said, “Our results continue to show the strength of our brands and the flexibility of our balanced routes to market. Despite a challenging macroeconomic backdrop, each of our segments posted solid net sales gains, grew liquid refreshment beverages value share and added new points of distribution. Our continuous improvement mindset and strong cost control focus, coupled with better than expected input costs, resulted in double-digit growth in segment operating profit on a comparable, currency neutral basis.
“As we look ahead, we remain confident that our advantaged portfolio will continue to deliver industry leading results. With a less onerous input cost environment, we will take full advantage of marketplace investment opportunities to support the long term health of our brands and will leverage our productivity office to drive further efficiencies in our business.”

	Second Quarter			Year-to-Date
			Percent			Percent
Earnings per share reconciliation	2009	2008	Change	2009	2008	Change
Reported earnings per share	$0.62	$0.42	48	$1.14	$0.80	43

Items affecting comparability
- Net gain on Hansen termination and sale of certain distribution rights	—	—		(0.15)	—
- Transaction and separation costs	—	0.05		—	0.05
- Bridge loan fees and expenses	—	0.06		—	0.06
- Separation-related tax	—	0.04		—	0.04
- Restructuring costs	—	0.03		—	0.06

EPS excluding certain items	$0.62	$0.60	3	$0.99	$1.01	(2)
Volume (BCS), sales volume, net sales and segment operating profit, as adjusted, in the tables and commentary below exclude the loss of Hansen product distribution and are on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 and A-6 accompanying this release.

Summary of 2009 results	As reported		As adjusted
(Percent change)	Second Quarter	Year-to- Date	Second Quarter	Year-to- Date
Volume (BCS)	3	4	4	4
Net Sales	(4)	(3)	3	4
Segment Operating Profit	5	7	16	17

BCS — bottler case sales
Volume (BCS)
For the quarter, BCS volume increased 4% with CSDs growing 4% and non-carbonated beverages (NCB) each growing 3%.
In CSDs, Dr Pepper volume was up 4%. “Core 4” brands — 7UP, Sunkist, A&W and Canada Dry — were down 2%. 7UP, Canada Dry and A&W were each down less than 1% and Sunkist declined high single digits. Expanded third party bottler distribution added 11 million cases to Crush, more than doubling this business. Fountain/foodservice volume declined less than 1% despite a 2% decline in quick service restaurant (QSR) foot traffic.
In NCBs, Hawaiian Punch volume increased 18% on continued strong promotional activities. Pressure on the company’s premium products continued with volume down 12%. Snapple declined 15%, but improved sequentially following its restage and strong media support. Mott’s juices and sauces increased 8% driven by promotional activity.
By geography, U.S. and Canada volume increased 4%, and in Mexico and the Caribbean, volume declined 1%.

Across all measured channels, as reported by The Nielsen Company, the company grew U.S. CSD dollar share 1.0 percentage point and flavored CSD dollar share by 1.4 percentage points year-to-date.
Sales volume
For the quarter, sales volume increased 3% and was 1 percentage point below BCS volume. Year-to- date sales volume and BCS volume increased 4% each.

	As reported
2009 Segment results	Second Quarter			Year-to-Date
(Percent Change)	Sales Volume	Net Sales	SOP	Sales Volume	Net Sales	SOP
Beverage Concentrates	4	4	6	5	6	12
Packaged Beverages	1	(4)	18	2	(4)	13
Latin America Beverages	(1)	(23)	(57)	(1)	(23)	(55)
Total	2	(4)	5	4	(3)	7

	As adjusted
2009 Segment results	Second Quarter			Year-to-Date
(Percent Change)	Sales Volume	Net Sales	SOP	Sales Volume	Net Sales	SOP
Beverage Concentrates	4	6	8	5	8	14
Packaged Beverages	3	3	36	4	3	30
Latin America Beverages	(1)	3	(20)	0	2	(18)
Total	3	3	16	4	4	17

SOP — Segment Operating Profit
Beverage Concentrates
Net sales for the quarter increased 6% reflecting sales volume growth led by expanded Crush distribution. Mid-single-digit price increases taken at the beginning of the year were partially offset by higher fountain/foodservice contractual discounts and increased marketplace spending. Segment operating profit increased 8% reflecting net sales growth and cost efficiencies.
Packaged Beverages
Net sales for the quarter increased 3% reflecting sales volume growth and solid pricing actions across CSDs, Snapple, and Mott’s, partially offset by negative product mix. The improvement in sales volume was driven by double-digit growth in Hawaiian Punch and high-single-digit growth in Mott’s, partially offset by double-digit declines in premium-priced beverages. Segment operating profit increased 36% reflecting net sales growth; lower packaging, ingredient and fuel costs; continued operating efficiencies; and strong cost controls.
Latin America Beverages
Net sales for the quarter increased 3% reflecting favorable channel mix and the impact of company-owned route expansion, partially offset by declines in Squirt. Segment operating profit decreased 20% reflecting higher selling and distribution costs related to channel mix and new routes partially offset by net sales growth.

Corporate and other items
For the quarter, corporate costs totaled $61 million reflecting higher stand-alone costs, including stock-based compensation expenses, as well as productivity office investments and the absence of certain credits in the prior year. These cost increases were offset by $8 million of unrealized commodity-related mark-to-market gains. Corporate costs in 2008 were $64 million, including $20 million related to one-time transaction and separation-related costs.
Net interest expense decreased $31 million reflecting the absence of bridge loan fees and expenses and related party interest income both in the prior year.
The effective tax rate was 36.7%. This included a tax expense of $3 million related to certain tax items indemnified by Cadbury.
Cash flow
Year-to-date, the company generated $371 million of cash from operating activities, including a $27 million contribution to its pension plan. Year-to-date net capital spending totaled $134 million. The company repaid $125 million of principal of its floating rate term loan in the quarter. Year-to-date, the company made optional principal repayments of $280 million covering substantially all of its 2010 obligations.
2009 full-year guidance
The company continues to expect full-year 2009 reported net sales to be down 2% to 4%. Excluding the loss of Hansen product distribution and on a currency neutral basis, the company continues to expect net sales to grow 2% to 4%.
Excluding net gains recorded in the first quarter related to distribution agreement changes, the company now expects full-year 2009 earnings per share in the $1.88 to $1.96 range. This reflects an $0.18 per share net increase from the previous guidance driven by:
•	Lower packaging and ingredient costs, now expected to reduce COGS by approximately 3% for the year, net of commodity related mark-to-market hedges;

•	A reduction in the company’s full-year tax rate to approximately 38%, including approximately $20 million of items indemnified by Cadbury; and offset by,

•	Incremental marketplace and productivity office investments in the second half.
Consistent with its previous guidance, the company expects to make cash contributions totaling $43 million to its pension and post-retirement benefit plans in 2009 and expects net capital spending to be approximately 5% of net sales.
The company remains committed to using its free cash flow to pay down debt and now expects to reduce its debt obligations by at least $475 million in 2009. This reflects an increase of $75 million from its previous guidance.
Forward-looking statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.
Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss second quarter 2009 results and the outlook for 2009. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 and A-6 accompanying this release and under “Financial Press Releases” on the company’s website at http://www.drpeppersnapple.com in the “Investors” section.
Definitions
Volume (BCS) or bottler case sales: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the second quarter comprising April, May, and June.
Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors.
Pricing refers to the impact of list price changes.
About Dr Pepper Snapple
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 “power brands” are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.
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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2009 and 2008
(Unaudited, in millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$1,481	$1,545	$2,741	$2,840
Cost of sales	596	694	1,127	1,259

Gross profit	885	851	1,614	1,581

Selling, general and administrative expenses	550	536	1,049	1,044
Depreciation and amortization	28	28	55	56
Restructuring costs	—	14	—	24
Other operating expense (income)	10	4	(52)	2

Income from operations	297	269	562	455

Interest expense	52	92	107	140
Interest income	(1)	(10)	(2)	(27)
Other income	(2)	(1)	(5)	(1)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	248	188	462	343
Provision for income taxes	91	80	173	140

Income before equity in earnings of unconsolidated subsidiaries	157	108	289	203
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	1	—

Net income	$158	$108	$290	$203

Earnings per common share:
Basic	$0.62	$0.42	$1.14	$0.80
Diluted	$0.62	$0.42	$1.14	$0.80

Weighted average common shares outstanding:
Basic	254.2	254.0	254.2	253.8
Diluted	255.1	254.0	254.6	253.8

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2009 and December 31, 2008
(Unaudited, in millions except share and per share data)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$235	$214
Accounts receivable:
Trade (net of allowances of $12 and $13, respectively)	580	532
Other	49	51
Inventories	284	263
Deferred tax assets	86	93
Prepaid expenses and other current assets	76	84

Total current assets	1,310	1,237
Property, plant and equipment, net	1,013	990
Investments in unconsolidated subsidiaries	14	12
Goodwill	2,983	2,983
Other intangible assets, net	2,708	2,712
Other non-current assets	562	564
Non-current deferred tax assets	140	140

Total assets	$8,730	$8,638

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$803	$796
Income taxes payable	13	5

Total current liabilities	816	801
Long-term debt	3,240	3,522
Deferred tax liabilities	1,003	981
Other non-current liabilities	751	727

Total liabilities	5,810	6,031

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 254,017,802 and 253,685,733 shares issued and outstanding for 2009 and 2008, respectively	3	3
Additional paid-in capital	3,143	3,140
Accumulated deficit	(140)	(430)
Accumulated other comprehensive loss	(86)	(106)

Total stockholders’ equity	2,920	2,607

Total liabilities and stockholders’ equity	$8,730	$8,638

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2009 and 2008
(Unaudited, in millions)

	For the Six Months Ended
	June 30,
	2009	2008
Operating activities:
Net income	$290	$203
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	79	69
Amortization expense	20	26
Amortization of deferred financing costs	9	4
Gain on disposal of intangible assets and property	(62)	(2)
Employee stock-based compensation expense	8	4
Deferred income taxes	38	37
Write-off of deferred loan costs	—	21
Other, net	4	16
Changes in assets and liabilities:
Trade and other accounts receivable	(44)	(51)
Related party receivable	—	11
Inventories	(21)	(22)
Other current assets	11	(74)
Other non-current assets	(21)	(1)
Accounts payable and accrued expenses	60	60
Related party payable	—	(70)
Income taxes payable	12	47
Other non-current liabilities	(12)	—

Net cash provided by operating activities	371	278
Investing activities:
Purchases of property, plant and equipment	(138)	(142)
Purchases of intangible assets	(7)	—
Proceeds from disposals of property, plant and equipment	4	3
Proceeds from disposals of investments and other assets	68	—
Issuances of related party notes receivables	—	(165)
Proceeds from repayment of related party notes receivables	—	1,540

Net cash (used in) provided by investing activities	(73)	1,236
Financing activities:
Proceeds from issuance of related party long-term debt	—	1,615
Proceeds from senior unsecured credit facility	—	2,200
Proceeds from senior unsecured notes	—	1,700
Proceeds from bridge loan facility	—	1,700
Repayment of related party long-term debt	—	(4,664)
Repayment of senior unsecured credit facility	(280)	(55)
Repayment of bridge loan facility	—	(1,700)
Deferred financing charges paid	—	(106)
Cash distribution to Cadbury	—	(2,065)
Change in Cadbury’s net investment	—	94
Other, net	(1)	(1)

Net cash used in financing activities	(281)	(1,282)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	17	232
Currency translation	4	1
Cash and cash equivalents at beginning of period	214	67

Cash and cash equivalents at end of period	$235	$300

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Six Months Ended June 30, 2009 and 2008
(Unaudited, in millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Segment Results — Net Sales
Beverage Concentrates	$281	$269	$524	$491
Packaged Beverages	1,105	1,152	2,049	2,130
Latin America Beverages	95	124	168	219

Net sales as reported	$1,481	$1,545	$2,741	$2,840

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Segment Results — SOP
Beverage Concentrates	$184	$174	$334	$300
Packaged Beverages	170	143	277	244
Latin America Beverages	14	34	23	51

Total segment operating profit	368	351	634	595
Unallocated corporate costs	61	64	124	114
Restructuring costs	—	14	—	24
Other operating expense (income)	10	4	(52)	2

Income from operations	297	269	562	455
Interest expense, net	51	82	105	113
Other income	(2)	(1)	(5)	(1)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries as reported	$248	$188	$462	$343

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Six Months Ended June 30, 2009 and 2008
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly and year-end results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit exclude the loss of Hansen product distribution and are on a currency neutral basis.

	For the Three Months Ended June 30, 2009
	Beverage		Latin America
Percent change	Concentrates	Packaged Beverages	Beverages	Total
Reported net sales	4%	(4)%	(23)%	(4)%
Impact of loss of Hansen product distribution	—	6%	4%	4%
Impact of foreign currency	2%	1%	22%	3%

Net sales, as adjusted	6%	3%	3%	3%

	For the Three Months Ended June 30, 2009
	Beverage		Latin America
Percent change	Concentrates	Packaged Beverages	Beverages	Total
Reported segment operating profit	6%	18%	(57)%	5%
Impact of loss of Hansen product distribution	—	15%	3%	5%
Impact of foreign currency	2%	3%	34%	6%

Segment Operating Profit, as adjusted	8%	36%	(20)%	16%

	For the Six Months Ended June 30, 2009
	Beverage		Latin America
Percent change	Concentrates	Packaged Beverages	Beverages	Total
Reported net sales	6%	(4)%	(23)%	(3)%
Impact of loss of Hansen product distribution	—	6%	3%	4%
Impact of foreign currency	2%	1%	22%	3%

Net sales, as adjusted	8%	3%	2%	4%

	For the Six Months Ended June 30, 2009
	Beverage		Latin America
Percent change	Concentrates	Packaged Beverages	Beverages	Total
Reported segment operating profit	12%	13%	(55)%	7%
Impact of loss of Hansen product distribution	0%	13%	3%	5%
Impact of foreign currency	2%	4%	34%	5%

Segment Operating Profit, as adjusted	14%	30%	(18)%	17%

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (Continued)
For the Three and Six Months Ended June 30, 2009 and 2008
(Unaudited)
EPS excluding certain items: Reported EPS adjusted for: 1) the net gain related to the Hansen contract termination payment as well as the sale of certain distribution rights, and 2) restructuring costs in 2008.

	For the Three Months Ended
	June 30,
			Percent
	2009	2008	Change

Reported EPS	$0.62	$0.42	48%
Transaction and separation costs	—	0.05
Bridge loan fees and expenses	—	0.06
Separation-related tax items	—	0.04
Restructuring costs	—	0.03

EPS, excluding certain items	$0.62	$0.60	3%

	For the Six Months Ended
	June 30,
			Percent
	2009	2008	Change
Reported EPS	$1.14	$0.80	43%
Net gain on Hansen termination and sale of certain distribution rights	(0.15)	—
Transaction and other one time separation costs	—	0.05
Bridge loan fees and expenses	—	0.06
Separation-related tax items	—	0.04
Restructuring costs	—	0.06

EPS, excluding certain items	$0.99	$1.01	(2)%

2009 Net sales and EPS excluding certain items: 2009 expected net sales adjusted for the loss of Hansen product distribution and on a currency neutral basis. 2009 expected earnings per share excluding net gains related to distribution agreement changes.

2009 Net Sales Guidance	Percentage Growth
Reported net sales	(2)% to (4)%
Impact of loss of Hansen product distribution	4%
Impact of foreign currency at spot rate	2%

Comparable currency neutral net sales	2% to 4%

2009 Earnings per share guidance	2009
Reported earnings per share	$2.03 to $2.11
Net gain on Hansen contract termination payment and sale of certain distribution rights	$0.15

EPS excluding certain items	$1.88 to $1.96